 Exhibit 99.1

NANO Nuclear Reports Q3 FY 2026 Financial Results and Provides Business Update

Management to hold webcast today at 5:00 pm Eastern

New York, N.Y., August 12, 2026 — NANO Nuclear Energy Inc. (NASDAQ: NNE) (“NANO Nuclear” or “the Company”), a leading advanced nuclear micro modular reactor and technology company focused on developing clean energy solutions, today reported its third quarter fiscal year 2026 financial results and provided a business update.

Figure 1 - NANO Nuclear Reports Q3 FY 2026 Financial Results and Provides Business Update

During its third fiscal quarter ended June 30, 2026 and subsequently, NANO Nuclear made tangible progress as a leading North-American microreactor developer. Key achievements included:

●	The U.S. Nuclear Regulatory Commission (NRC) accepted for review the Construction Permit Application (CPA) for deployment of the KRONOS MMRTM Energy System at the University of Illinois (U. of I.), initiating formal review activities

●	Completed the acquisition of Secured Transportation Systems (STS), a U.S.-based, globally operating nuclear logistics, transportation and services company with more than 20 years of experience supporting the movement of radioactive and nuclear materials, adding a revenue generating business and advancing its vertical integration strategy.

○	STS generated audited revenues of approximately $7.1 million and net income of approximately $1.3 million for the twelve months ended December 31, 2025.

○	STS generated approximately $3.9 million dollars of unaudited revenue during the first six months of calendar year 2026.

●	Completed 1 gigawatt (GW) feasibility study for BaRupOn’s data center & manufacturing campus, advanced discussions with a potential strategic collaborator developing GW-scale data centers in the U.S. and internationally, advancing discussions with a nuclear power project developer and AI-infrastructure company for a collaboration on several commercial opportunities, and earlier stage discussions with potential data center, defense, mining, and industrial customers, providing visibility into multiple GW of potential future commercial deployments

●	Strong progress in advancing several synergistic acquisition and partnership opportunities across the nuclear fuel cycle to further enhance vertical integration, including additional transportation assets and nuclear fuel facility assets

●	Advanced several critical engineering workstreams, including progress with a collaboration with Fortil for KRONOS’ fuel handling and storage system, as well as a separate collaboration with another globally recognized engineering organization for KRONOS’ helium circulator

●	Robust quarter end cash, cash equivalents and short-term investment balance of approximately $580 million dollars, positioning NANO Nuclear with substantial liquidity and financial flexibility

●	Significantly expanded headcount to 85 employees and contractors as of June 30, 2026, from 31 one year prior, with expectations for significant further increases to enable the company’s growth strategy

“We continued to execute across our core priorities during the third quarter and more recently, highlighted by the advancement of the KRONOS MMR™ Energy System into formal NRC licensing for our first deployment at the University of Illinois. We also expanded our vertical integration with the acquisition of STS to strengthen our fuel-cycle capabilities, making NANO Nuclear a revenue generating microreactor developer. Moreover, we experienced significant growth in our pipeline of commercial opportunities, with visibility into multiple gigawatts of potential commercial deployments,” said Jay Yu, Founder and Chairman of NANO Nuclear. “We’re confident KRONOS’ high-TRL modular HTGR design, enhanced safety profile, and ability to use commercially available fuel will be key advantages as we advance toward construction, licensing, and commercial deployments in the coming years. Moreover, we expect our robust financial position, highly experienced team, and significant growth in headcount to enable our future execution. Equally as important, we continue to evaluate additional M&A and partnership opportunities to expand vertical integration and de-risk future KRONOS deployments. We believe this combination of technology, strategy, financial strength, and industry experience has built one of the industry’s strongest foundations for long-term value creation.”

Financial Results for Nine Months Ended June 30, 2026

Cash and Cash Equivalents

●	NANO Nuclear had cash, cash equivalents, and short-term investments totaling $580 million as of June 30, 2026, an increase from the prior quarter ended March 30, 2026 from approximately $26 million in net proceeds through its At-the-Market (ATM) program, partially offset by operating expenses related to the advancement of the KRONOS MMRTM Energy System and related fuel cycle initiatives.

Operating Activities

●	$18.7 million used in operating activities during the nine months ended June 30, 2026, an approximate $4.0 million increase from the prior year comparable period, primarily reflecting an increase in operating expenses to advance development of the KRONOS MMRTM Energy System and adjacent fuel cycle initiatives, partially offset by a significant increase in interest income and a reduction in equity-based compensation.

Investing Activities

●	$297.6 million used in investing activities during the nine months ended June 30, 2026, an increase of $284.7 million versus the prior year comparable period, primarily driven by a $281.2 million dollar increase in short-term investments to earn a higher yield on the Company’s cash balance.

Financing Activities

●	$411.5 million in net cash provided by financing activities during the nine months ended June 30, 2026, an increase of $202.2 million versus the prior year comparable period, primarily from $378.5 million in net proceeds from an October 2025 private placement and $25.6 million in net proceeds from the Company’s ATM program during the third quarter.

Q3 2026 Key Highlights and Recent Developments

KRONOS MMR™ Begins Formal NRC Licensing & Advances Toward Construction

●	In May of 2026, the NRC docketed the CPA for the deployment of the KRONOS MMR™ at the U. of I., initiating formal review activities

○	The NRC subsequently announced expectations to complete its environmental assessment in the first quarter of 2027 and its safety evaluation in the third quarter of 2027.

○	The NRC review timeline is consistent with the Company’s expectation to begin construction in the second half of 2027.

●	Progress with engineering partners demonstrates maturation of key reactor subsystems

○	Collaboration with Fortil advances the KRONOS MMR™ Energy System’s fuel handling and storage system design

○	Collaboration with a globally recognized engineering firm demonstrates further progress in advancement of the KRONOS MMR™ Energy System’s helium circulator design

Growing Pipeline Provides Visibility into Multiple Gigawatts of Commercial Opportunities

●	Completed feasibility study to evaluate 1 GW of power provided by the Company’s KRONOS MMR™ Energy System for BaRupOn’s AI data center and manufacturing campus under development in Texas, advancing discussions toward initiation of the licensing process

●	Advancing discussions toward an initial framework with a potential strategic collaborator and customer to support their planned multi-GW pipeline of data-center projects in the U.S. and select international markets as their preferred nuclear technology partner

●	Signed an MOU with Supermicro to evaluate the integration of the KRONOS MMR™ Energy System with their AI server and data-center infrastructure platforms

●	Selected by AFWERX for an SBIR Phase I Award, and continued advancing Direct to Phase II Award for a separate opportunity at Joint Base Anacostia Bolling

●	Advanced discussions with a nuclear power project developer and AI-infrastructure company for a collaboration on several commercial opportunities

Tangible Progress in Enhancing Vertical Integration Across Nuclear Fuel Supply Chain

●	Acquired STS, bringing in house a revenue generating, globally operating nuclear logistics, transportation and services company with a history of profitability

○	Acquisition reduces reliance on third party providers, improves capabilities across several aspects of the fuel cycle, and de-risks future reactor deployments

●	Strong progress in advancing several synergistic acquisition and partnership opportunities across the nuclear fuel cycle, with potential for more than one announcement in the coming months

Well-Positioned to Execute Strategy with Robust Liquidity

●	Ended the quarter with approximately $580 million in cash, cash equivalents and short-term investments

○	Enhanced already strong balance sheet during the quarter by raising approximately $26 million in net proceeds from the Company’s ATM Program

●	Strong balance sheet a significant strategic advantage, placing the Company in a strong position to execute its growth strategy

“During the third quarter, we continued to execute across our core priorities and converted our strategic foundation into tangible progress. The NRC’s formal acceptance of our Construction Permit Application for the KRONOS MMR™ Energy System marks one of the most important milestones in our development program and reflects the maturity of the technology as we advance toward construction readiness,” said James Walker, Chief Executive Officer of NANO Nuclear. “At the same time, our acquisition of Secured Transportation Services materially strengthens our vertical integration, bringing highly specialized nuclear logistics capabilities in-house and further de-risking future KRONOS deployments. Commercially, we are making meaningful headway, particularly through advanced discussions with a prospective strategic collaborator and customer developing a multi-gigawatt pipeline of U.S. data-center projects, which we believe could position NANO Nuclear as their preferred nuclear technology provider. Moreover, our robust liquidity position, ending the quarter with approximately $580 million in cash, cash equivalents and short-term investments, continues to be a significant strategic advantage, providing us the financial flexibility to advance KRONOS, pursue synergistic acquisitions, and accelerate commercialization across several high-value end markets.”

NANO Nuclear management will hold a webcast today at 5:00 pm Eastern to discuss the Company’s results and future plans.

Event:	NANO Nuclear Energy Inc. Q3 FY 2026 Business Update Webcast
Date:	Wednesday, August 12, 2026
Time:	5:00 p.m. ET
Live Call:	1-877-269-7756 (U.S. Toll Free) or 1-201-689-7817 (International)
Webcast:	https://ir.nanonuclearenergy.com/news-events/events

A replay of the webcast will be made available on NANO Nuclear’s website beginning shortly after the call this evening.

About NANO Nuclear Energy, Inc.

NANO Nuclear Energy Inc. (NASDAQ: NNE) is a North American advanced technology-driven nuclear energy company seeking to become a commercially focused, diversified, and vertically integrated company across five business lines: (i) cutting edge portable and other microreactor technologies, (ii) nuclear fuel supply chain, (iii) nuclear fuel transportation, (iv) nuclear applications for space and (v) nuclear industry consulting services.

Led by a world-class nuclear engineering team, NANO Nuclear’s reactor products in development include the proprietary KRONOS MMR™ Energy System, a stationary high-temperature gas-cooled reactor that is in construction permit pre-application engagement U.S. Nuclear Regulatory Commission (NRC) in collaboration with University of Illinois Urbana-Champaign, “ZEUS”, a portable solid core battery reactor, and the space focused, portable LOKI MMR™, each representing advanced developments in clean energy solutions that are portable, on-demand capable, advanced nuclear microreactors.

Advanced Fuel Transportation Inc. (AFT), a NANO Nuclear subsidiary, bolstered by the May 2026 acquisition of Secured Transportation Services (STS), is led by former executives from the largest transportation company in the world and provides nuclear engineering and materials transport services in the U.S. and globally. Through NANO Nuclear, AFT is the exclusive licensee of a patented high-capacity HALEU fuel transportation basket developed by three major U.S. national nuclear laboratories and funded by the Department of Energy.

HALEU Energy Fuel Inc. (HEF), a NANO Nuclear subsidiary, is focusing on the future development of a domestic source for a High-Assay, Low-Enriched Uranium (HALEU) fuel fabrication pipeline for NANO Nuclear’s own microreactors as well as the broader advanced nuclear reactor industry.

NANO Nuclear Space Inc. (NNS), a NANO Nuclear subsidiary, is exploring the potential commercial applications of NANO Nuclear’s developing micronuclear reactor technology in space. NNS is focusing on applications such as the LOKI MMR™ system and other power systems for extraterrestrial projects and human sustaining environments, and potentially propulsion technology for long haul space missions. NNS’ initial focus will be on cis-lunar applications, referring to uses in the space region extending from Earth to the area surrounding the Moon’s surface.

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Email: IR@NANONuclearEnergy.com
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Cautionary Note Regarding Forward Looking Statements

This news release, the webcast described herein and statements of NANO Nuclear’s management in connection with this news release contain or may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements related to future events, which may impact our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “explore,” “plans”, “aim,” “goal,” “believes”, “potential”, “will”, “should”, “could”, “would” or “may” or derivations of these words and other words of similar meaning, although forward-looking statements may be denoted by other terms. In this press release, forward-looking statements include those regarding the Company’s development and regulatory (regarding its KRONOS microreactor) and commercial (including customer acquisition) plans. These and other forward-looking statements are based on information available to us as of the date of this news release and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve significant known and unknown risks, uncertainties and other factors, which may be beyond our control. For NANO Nuclear, particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include but are not limited to the following: (i) risks related to our U.S. Department of Energy (“DOE”), U.S. Nuclear Regulatory Commission (“NRC”), Canadian Nuclear Safety Commission (“CNSC”) or related state or other U.S. or non-U.S nuclear licensing submissions, (ii) risks related the development of new or advanced technology and the acquisition of complementary technology or businesses, including difficulties with design and testing, cost overruns, regulatory delays, integration issues and the development of competitive technology, (iii) our ability to obtain key vendor, technology and customer contracts and the significant funding necessary to execute on our business plan, (iv) risks related to uncertainty regarding our ability to technologically develop and commercially deploy a competitive advanced nuclear reactor or other technology in the timelines we anticipate, if ever, (v) risks related to the impact of U.S. and non-U.S. government regulation, policies and licensing requirements, including by the DOE, and the NRC, including those associated with the recently enacted ADVANCE Act and the May 23, 2025 Executive Orders seeking to streamline nuclear regulation, and (vi) similar risks and uncertainties associated with the operating a developing business a highly regulated, competitive and rapidly evolving industry, including that our plans may change and we may use our cash on hand faster or in different ways than anticipated as our business requires. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement, and NANO Nuclear therefore encourages investors to review other factors that may affect future results in its filings with the SEC, which are available for review at www.sec.gov and at https://ir.nanonuclearenergy.com/financial-information/sec-filings. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this news release, except as required by law.